EXHIBIT 16.1



Securities and Exchange Commission
450  Fifth Street NW
Washington D.C. 20549



Gentleman


We  have  read  Item  4 of the  Form  8-K  dated  January  25,  2005  of  Global
Environmental Corp, Inc and are in agreement with the statements contained therein except as follows:

     (1) We have no basis to agree or disagree with the statmetns of the Registrant contained in item 4 (b).




Sincerely,


/s/ Berkovits, Lago & Company LLP
Berkovits, Lago & Company LLP


January 25, 2005